UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 28, 2026

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

001-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

8310 S Valley Hwy, SuitE 300, Englewood, colorado 80112

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VGZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2026, at the annual meeting of shareholders of Vista Gold Corp. (the “Corporation”), the shareholders approved amendments to the Corporation’s Stock Option Plan (the “Amended Stock Option Plan”).

The Amended Stock Option Plan provides that no options (“Options”) to purchase common shares of the Corporation (“Common Shares”) may vest and become exercisable within one year following the date of grant of such Option.

Certain adjustment provisions have been added to the Amended Stock Option Plan to contemplate situations where the Corporation undergoes a subdivision, consolidation or reclassification of outstanding Common Shares or other capital adjustment; amalgamates, consolidates, or combines with or merges with or into another body corporate, whether by way of amalgamation, arrangement or otherwise; or effects a change to the Corporation’s currently authorized Common Shares or any other change affecting the Common Shares; is subject to a Take-Over Bid; or in the event of a Change of Control.

In the event of a subdivision, consolidation or reclassification of outstanding Common Shares or other capital adjustment, or the payment of a stock dividend thereon, the number of Common Shares reserved or authorized to be reserved under the Amended Stock Option Plan, the number of Common Shares issuable on the exercise of an Option and the Exercise Price therefor shall be increased or reduced proportionately, subject to adjustment in the discretion of the Board.

In the event the Corporation amalgamates, consolidates or combines with or mergers with or into another body corporate, whether by way of amalgamation, arrangement or otherwise, other than in connection with a Change of Control, any Common Share issuable on the exercise of an Option may, at the discretion of the Board, be converted into the securities, property or cash which the Participant would have received upon such amalgamation, consolidation, combination or merger if the Participant had exercised his or her Option immediately prior to the effective date of such amalgamation, consolidation, combination or merger and the Exercise Price shall be adjusted accordingly in the discretion of the Board.

In the event of a change in designation of the Corporation’s currently authorized Common Shares, the Common Shares resulting from any such change shall be deemed to be Common Shares within the meaning of the Plan. In the event of any other change affecting the Common Shares, such adjustment, if any, shall be made as may be deemed necessary or equitable by the Board in its discretion to properly reflect such event.

In the event of a Take-Over Bid made by a third party, the Corporation shall use its best efforts to bring such offer to the attention of the Participant as soon as practicable and the Board may, in a fair and equitable manner, require the acceleration of the time for the exercise of the Options granted under the Amended Stock Option Plan. The Board may also make appropriate provisions for the exercise of Options (whether vested or unvested) conditional upon the Common Shares resulting therefrom being taken up and paid for under the Take-Over Bid.

In the event of a Change of Control, outstanding Options shall be converted or exchanged into, or for, rights or other securities of substantially equivalent value, as determined by the Board in its discretion, in any entity participating in or resulting from a Change of Control, provided that, the Board may, without the consent of a Participant, cause (i) the termination of any vested Option in exchange for an amount of cash and/or property, if any, equal in value to the amount that would have been attained upon the exercise of such Option or realization of a Participant’s rights as of the date of the occurrence of such Change of Control; (ii) the replacement of such Common Share receivable on the exercise of an option with other rights or property selected by the Board in its discretion; or (iii) any combination of the foregoing. Subject to an Option Agreement or as determined by the Board, (i) the Options are not assumed or substituted by a successor entity or (ii) the voting shares of any successor entity resulting from the Change of Control will not be traded on a recognized stock exchange in North America, all Options shall vest and become exercisable immediately prior to consummation of such Change of Control or the Board may determine that the Options shall be terminated in exchange for an amount of cash and/or property, if any, equal in value to the amount that would have been attained upon the exercise of such Options as of the date of the occurrence of such Change of Control. If the Change of Control is not completed within the time specified under the terms of such Change of Control transaction, the Options which vest pursuant to the Amended Stock Option Plan shall be returned by the Corporation to the Participant.

A more detailed description of the Amended Stock Option Plan is contained in the Company’s definitive proxy statement of Schedule 14A as filed with the Commission on March 17, 2026 under the heading “Approval of Amendments to the Stock Option Plan”, which description is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Shareholders

On April 28, 2026, the Corporation held its annual general and special meeting of shareholders at 10:00 a.m. (PDT).  A total of 80,429,324 common shares in the capital of the Company (“Common Shares”) were represented at the meeting, being 55.49% of the Common Shares issued and outstanding on the record date for the meeting.

Detailed results for the ballot votes are as follows:

Election of Directors	Votes For	Votes Withheld/ Abstain	Broker Non-Votes
John M. Clark	40,374,471	643,391	39,703,858
Frederick H. Earnest	39,986,561	1,031,301	39,703,858
Deborah J. Friedman	40,128,208	889,654	39,703,858
Patrick F. Keenan	40,503,762	514,100	39,703,858
Tracy A. Stevenson	40,337,641	680,221	39,703,858
Michel Sylvestre	40,523,521	494,341	39,703,858

Proposal	Votes For	Withheld/ Abstain	Against	Broker Non-Votes
Approve Appointment of Davidson & Company LLP	79,249,794	1,179,530	0	0

Proposal	Votes For	Withheld/ Abstain	Against	Broker Non-Votes
Advisory Vote on Executive Compensation	38,679,259	386,558	1,949,922	39,703,858

Proposal	Votes For	Withheld/ Abstain	Against	Broker Non-Votes
Approve Amendments to the Corporation’s Stock Option Plan and All Unallocated Options Thereunder	30,509,234	409,705	10,096,800	39,703,858

All nominees for election to the Corporation’s Board of Directors were elected to the Board of Directors and will serve until the Corporation’s 2027 annual general and special meeting of shareholders or until successors are duly elected and qualified.  In addition, at the Meeting, shareholders appointed Davidson & Company LLP as auditors of the Company for the fiscal year ending December 31, 2026, and passed ordinary resolutions to approve, on an advisory basis, the compensation of the Corporation’s Named Executive Officers, and the amendments to the Corporation’s Stock Option Plan and all unallocated options thereunder.

Item 7.01  Regulation FD

On April 28, 2026, the Registrant issued a press release announcing the voting results from its annual general and special meeting of shareholders held on Tuesday, April 28, 2026 in Vancouver, British Columbia.

A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1*	Press Release dated April 28, 2026
104	Cover Page Interactive Data File––the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
Dated: April 28, 2026	By: /s/ Frederick H. Earnest Frederick H. Earnest President and Chief Executive Officer